UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of theSecurities Exchange Act of 1934

Date of report (Date of earliest event reported): October 14, 2015

SEACOAST BANKING CORPORATION OF FLORIDA
(Exact Name of Registrant as Specified in Charter)

Florida	000-13660	59-2260678
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

815 Colorado Avenue, Stuart, Florida	34994
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (772) 287-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On October 14, 2015, Seacoast Banking Corporation of Florida, a Florida corporation (“Seacoast” or the “Company”) announced that Seacoast’s wholly-owned subsidiary, Seacoast National Bank, a national banking association (“SNB”) entered into a Branch Sale Agreement (the “Agreement”) with BMO Harris Bank N.A. (“BMO”) pursuant to which SNB has agreed to purchase, subject to the terms of the Agreement, fourteen branches of BMO (the “Branches”) located in the Orlando MSA (the “Acquisition”). SNB will assume approximately $355 million in deposits, of which approximately 56% are checking accounts, and approximately $70 million in loans related to business banking customers at a deposit premium of 3.0 percent of the deposit balances. Subject to regulatory approval and the satisfaction of customary closing conditions, the Acquisition is expected to close in the first half of 2016.

The foregoing description of the Acquisition and the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated into this report by reference thereto.

Item 8.01	Other Events

On October 15, 2015, Seacoast issued a press release announcing that SNB and BMO had entered into the Agreement, as described in Item 1.01. Pursuant to General Instruction F to the Commission’s Form 8-K, a copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 8.01 by this reference.

All information included in the press release is presented as of the date thereof, and Seacoast does not assume any obligation to correct or update such information in the future.

Cautionary Notice Regarding Forward-Looking Statements

Certain statements of other than historical fact that are contained in this document and in other written materials, press releases and oral statements issued by or on behalf of Seacoast may be considered to be “forward-looking statements” within the meaning of and subject to the protections of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date. These statements may include words such as “expect,” “estimate,” “project,” “anticipate,” “appear,” “believe,” “could,” “should,” “may,” “likely,” “intend,” “probability,” “risk,” “target,” “objective,” “plans,” “potential,” and similar expressions. Forward-looking statements are statements with respect to Seacoast’s beliefs, plans, expectations, objectives, goals, anticipations, assumptions, estimates, intentions and future performance and are subject to significant known and unknown risks and uncertainties, which could cause Seacoast’s actual results to differ materially from the results discussed in the forward-looking statements. For example, statements about the proposed Acquisition, including future financial and operating results, Seacoast’s plans, objectives, expectations and intentions, the expected timing of completion of the Acquisition and other statements are not historical facts. Among the key factors that could cause actual results to differ materially from those indicated by such forward-looking statements are the following: (i) the risk that a regulatory approval that may be required for the proposed Acquisition is not obtained, is subject to unexpected delays or is obtained subject to conditions that are not anticipated; (ii) the risk that a condition to the closing of the Acquisition may not be satisfied; (iii) the timing to consummate the proposed Acquisition; (iv) the risk that the acquired branches will not be integrated successfully; (v) the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; (vi) disruption from the transaction making it more difficult to maintain relationships with customers, employees or vendors; and (vii) the diversion of management time on Acquisition-related issues.

Additional information concerning Seacoast and its business, including additional factors that could materially affect its financial results, is included in Seacoast’s Annual Report on Form 10-K for the year ended December 31, 2014 under “Business” and Item 1A. “Risk Factors,” and in Seacoast’s other filings with the Securities and Exchange Commission. Except as required by law, Seacoast disclaims any obligation to update any factors or to announce publicly the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description

2.1	Branch Sale Agreement, dated October 14, 2015, between Seacoast National Bank and BMO Harris Bank N.A.

99.1	Press release issued on October 15, 2015, with respect to the Announcement of the Acquisition of BMO Harris Orlando Banking Operations by Seacoast.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOAST BANKING CORPORATION OF FLORIDA

By:	/s/ Stephen A. Fowle
Stephen A. Fowle
EVP & Chief Financial Officer

Date: October 19, 2015

EXHIBIT INDEX

Exhibit No.	Description

2.1	Branch Sale Agreement, dated October 14, 2015, between Seacoast National Bank and BMO Harris Bank N.A.

99.1	Press release issued on October 15, 2015, with respect to the Announcement of the Acquisition of BMO Harris Orlando Banking Operations by Seacoast.